UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (due of earliest event reported) July 11, 2007 (as of 5/11/07)

Commission file number: 000-52241

FROMEX EQUITY CORP.
(Exact name of registrant as specified in its charter)

Delaware	04-3826570
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No)
or organization)

320 Manville Road, Pleasantville, NY	10570
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 914) 632-6730

Item 4.02 Non-Reliance on Previously Issued Financial Statements

(a) On January 16, 2007 Fromex Equity Corp. (“Fromex” or the “Company”) filed Form 10-QSB for the quarterly period ended November 30, 2006. On May 11, 2007 Fromex filed a revised Form 10 which included restated financial statements for the nine months ended November 30,2006. The restatement was described as follows in Note 2A to the financial statements of the revised Form 10:

“FRMO, the Company’s parent held a 60% interest in Horizon Advisers, a fund management firm. On December 1, 2005, FRMO transferred and assigned to Fromex a 66 2/3% interest in its share of fees earned by Horizon Advisers, as and when received by FRMO. The fair value of this revenue stream, estimated at $250,000, was initially recognized as a capital contribution by FRMO to Fromex, generating an intangible asset of $250,000. This asset was being amortized over an estimated useful economic life of 10 years.

“Upon subsequent analysis, it was determined that, because no value had been assigned to the Horizon Advisers revenue stream as reported on the accounts of FRMO, the Company’s parent, no value should have been attributed to the 66 2/3% interest upon transfer to Fromex. Accordingly, financial statements have been restated to attribute no value to the assigned interest, and the reversal of amortization recorded on the initial valuation. This restatement did not result in a change to the reported earnings per share.”

The Company will now file an Amendment to the 10-Q (omitting the "SB”) for the quarterly period ended November 30, 2006 which will include restated financial statements, as already restated in the Form 10.

(1) The Company concluded that the original Form 10-QSB for the quarterly period ended November 30, 2006 filed on January 16, 2007 should not be relied upon when it filed the revised Form 10 on May 11, 2007.

(2) The facts underlying the conclusion relating to the restatement are set forth at (a) above.

(3) The officers of the Company discussed with the registrant’s independent accountant the matters disclosed in this filing prior to the restatement disclosed in Note 2A to the financial Statements in the revised Form 10.

(b) The registrant had not been advised by, or received notice from, its independent accountant that additional disclosure should be made or action should be taken to prevent reliance on the Form 10-QSB for the quarter ended November 30, 2006 because the revised Form 10 filed on May 11, 2007 (i) restated the financial statements for the Period August 31, 2005 (inception) to February 28, 2006 which was audited by the Company’s independent accountant on April 16, 2007 as to Note 2A setting forth the restatement and (ii) restated the unaudited financial statements for the nine months ended November 30, 2006.

Nevertheless the Company has been requested by the SEC to file an amendment to the original Form 10-QSB restating the financial statements therein and the Company intend to do so at the earliest opportunity.

Item 8.01 Other Events

(a) Spin-off of Fromex common stock

Fromex Equity Corp. (the “Company” or “Fromex”) was incorporated in the State of Delaware on August 31, 2005 as a wholly owned subsidiary of FRMO Corp. (“FRMO”). Fromex has a fiscal year ending on the last day of February, as does its parent company FRMO. As of July 11, 2007 Fromex had 14,400,000 shares of common stock, par value $.01 per share, issued and outstanding all of which are owned by FRMO.

On May 11, 2007 Fromex filed a revised Form 10 registration statement for the shares of common stock of Fromex pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). It is FRMO’s plan to distribute, after a registration statement for Fromex common stock is effective, one share of Fromex common stock for each 50 shares of FRMO common stock then outstanding. FRMO has 36,137,774 shares of common stock presently outstanding which means that approximately 720,000 shares of Fromex common stock (taking into consideration the payment of cash for fractional shares) will be distributed, representing 5% of the 14,400,000 shares of Fromex issued and outstanding

By letter dated June 27, 2007 the SEC commented to Fromex that it was unable to agree that FRMO had a valid business purpose for the spin-off of Fromex which is a requisite for a From 10 registration statement. The SEC requested instead that Fromex file a registration statement pursuant to the Securities Act of 1933 (the “1933 Act”) to register the Fromex shares to be issued to the stockholders of FRMO in the spin-off.

By letter dated July 11, 2007 Fromex informed the SEC that while Fromex believed there is a valid business purpose for the proposed spin-off so as to permit the use of a Form 10 registration statement, it would comply with the SEC’s request to file a Form S-1 registration statement instead in order to register the Fromex shares that FRMO intends to issue to its shareholders in the spin-off.

(b) Unaudited Report for the three months ended May 31, 2007

The Form S-1 registration statement, which Fromex will file with the SEC, will include a report of interim operations after the fiscal year ended February 28, 2007. It is expected that this Form S-1 will be filed in time to include an unaudited report for the three months ended May 31, 2007. Fromex’s revenues in that three month period were $553,462 based on its Consulting Agreement with FRMO, which had revenues of $5,534,622 subject to the 10% payable to Fromex. This compares with Fromex’s revenues of $162,073 in the three months ended May 31, 2006 based on its Consulting Agreement with FRMO, which had revenues of $1,620,733 in that period, subject to the 10% payable to Fromex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FROMEX EQUITY CORP.

Date: July 13, 2007	By Steven Bregman
Steven Bregman, President